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                                                                      EXHIBIT 11

WHITTMAN-HART, INC.
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                             THREE MONTHS ENDED MARCH 31,
                                                                                1996              1995
                                                                           ------------      -------------
Net income                                                                   $  667,632        $  330,706
Pro forma adjustment to provision for income taxes                                 -              128,000
                                                                             ----------        ----------
Net income attributable to common stock (pro forma in 1995)                  $  667,632        $  202,706
                                                                             ----------        ----------
                                                                             ----------        ----------

Weighted average common shares outstanding                                    5,395,438         5,636,484
Effect of stock options calculated according to the
    treasury stock method                                                       553,075           547,390
Conversion of redeemable preferred stock                                        956,076           956,076
                                                                             ----------        ----------
Weighted average common and common equivalent
   shares outstanding                                                         6,904,589         7,139,950
                                                                             ----------        ----------
                                                                             ----------        ----------
Net income per share (pro forma in 1995)                                     $     0.10        $     0.03
                                                                             ----------        ----------
                                                                             ----------        ----------

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